UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2010
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

(a) On February 24, 2010, the Board of Directors of Steiner Leisure Limited (the "Company"), approved amendments to the Company's Code of Business Conduct and Ethics (the "Code"). Amendments to the Code include clarification of the type of situations that would qualify as conflicts of interest, codification that the Company's policy to comply with all applicable laws, rules and regulations applies to all countries in which the Company conducts business and an update to certain of the personnel to whom violations and potential violations of the Code are to be reported.

The amendments described in this report were not made in response to any circumstance, situation or conduct or action of any director, officer or employee of the Company, but were made as part of a periodic review and evaluation of the Company's Code.

The foregoing description of the amendments to the Code is qualified in its entirety by reference to the amended Code, a complete copy of which is filed as Exhibit 14 to this Form 8-K, and which is incorporated herein by reference. The amended Code is also available on the Company's website at www.steinerleisure.com on the Corporate Governance page in the Investor Relations section.

Item 9.01.  Financial Statement and Exhibits

  Exhibits

14 - Steiner Leisure Limited Code of Business Conduct and Ethics.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: February 25, 2010	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer